Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RIGHTNOW TECHNOLOGIES, INC.

The undersigned, Greg R. Gianforte and Susan T. Carstensen, hereby certify that:

1. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of RightNow Technologies, Inc., a Delaware corporation (the “corporation”).

2. The Certificate of Incorporation of the corporation was originally filed in the Office of the Secretary of the State of Delaware on July 12, 2000.

3. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation is RightNow Technologies, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Delaware General Corporation law (“DGCL”), as amended from time to time.

ARTICLE IV

The total number of shares of capital stock the corporation is authorized to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 5,554,853 shares are designated Series A Preferred Stock (the “Series A Preferred”) and 5,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred”).

A.                All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. When and as dividends are declared on the Common Stock, whether payable in cash, in property or in securities of the corporation, the holders of the Common Stock shall be entitled to share equally, share for share, in such dividends. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after the payment in full of all amounts to which the holders of the Preferred Stock shall be entitled, the remaining assets of the corporation to be distributed to the holders of the stock of the corporation shall be distributed ratably among the holders of the shares of Common Stock. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the holders of shares of the Common Stock shall be entitled to vote on all matters to be voted on by the stockholders of the corporation and shall be entitled to one vote for each share thereof held of record. Without the affirmative vote of the holders of record of 66 2/3% of all of the shares of the Common Stock outstanding, the corporation shall not alter, amend or repeal Article V or VI of this Certificate of Incorporation or the provisions of Article IV providing for undesignated Preferred Stock.

The holders of Common Stock shall have no preemptive rights to subscribe to any or all additional issues of Common Stock or any securities of the corporation convertible into Common Stock.

B.                The Preferred Stock may be issued from time to time by the board of directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the board of directors is expressly authorized, by adopting resolutions providing for the issuance of shares of any particular series and, if and to the extent from time to time required by law, by filing with the Delaware Secretary of State a certificate setting forth the resolutions so adopted pursuant to the DGCL, to establish the number of shares to be included in each such series and to fix the designation and relative powers, including voting powers, preferences, rights, qualifications and limitations and restrictions thereof, relating to the shares of each such series. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

(i)                the distinctive serial designation of such series and the number of shares constituting such series;

(ii)                the annual dividend rate on shares of such series, if any, whether dividends shall be cumulative and, if so, from which date or dates;

(iii)                whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(iv)                the obligation, if any, of the corporation to retire shares of such series pursuant to a sinking fund;

(v)                whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(vi)                whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(vii)                the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the corporation; and

(viii)                any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

C.                The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect to the Series A Preferred and the Series B Preferred shall be as follows:

1.                Dividend Rights.  The holders of the Series A Preferred and Series B Preferred shall be entitled to receive, when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, dividends in an amount equal to $0.26 and $0.27 per annum for each share of Series A Preferred and Series B Preferred, respectively, held by them, prior and in preference to payment of any dividend (other than dividends payable solely in Common Stock of the corporation) with respect to the Common Stock. The right to dividends on shares of Series A Preferred and Series B Preferred under this Section 1 shall not be cumulative, and no right shall accrue to the holders of the Series A Preferred or the Series B Preferred under this Section 1 by reason of the fact that dividends on such shares are not declared in any period. The holders of the outstanding Series a Preferred or Series B Preferred (as the case may be) may waive any dividend rights to which they are entitled under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the Series A Preferred of Series B Preferred (as applicable) then outstanding.

2.                Liquidation Rights.  In the event of any liquidation, dissolution, or winding up of the corporation, either voluntary or involuntary, distributions to the stockholders of the corporation shall be made in the following manner.

(a)                Preference.  The holders of each share of Series A Preferred then outstanding shall be entitled to be paid, out of the assets and funds of the corporation legally available therefor, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) on any shares of Common Stock, an amount per share equal to $2.91 (as adjusted for stock dividends, stock splits and the like) with respect to the Series A Preferred plus all declared but unpaid dividends on the Series A Preferred. The holders of each share of Series B Preferred then outstanding shall be entitled to be paid, out of the assets and funds of the corporation legally available therefor, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) on any shares of Common Stock, an amount per share equal to $3.00 (as adjusted for stock dividends, stock splits and the like) with respect to the Series B Preferred plus all declared but unpaid dividends on the Series B Preferred. If upon any liquidation, dissolution or winding up of the corporation, the assets and funds of the corporation shall be insufficient to permit the payment to holders of the Series A Preferred and Series B Preferred of their full preferential amount described in this Section 2(a), then all of the remaining assets and funds of the corporation legally available for distribution shall be distributed among the holders of the then outstanding Series A Preferred and Series B Preferred pro rata, in proportion to the full amount each such holder is otherwise entitled to receive.

(b)                Remaining Assets.  If there are any assets and funds of the corporation remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred and the Series B Preferred of their fall preferential amounts described in this Section 2, then all such remaining assets and funds of the corporation legally available for distribution shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by such holders.

(c)                Events Deemed a Liquidation.  For purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred and Series B Preferred then outstanding, voting together as a single class, shall determine otherwise), (A) the acquisition of the corporation by another entity by means of any transaction or series of transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

3.                Voting Rights.

(a)                Except as required by law or pursuant to Section 3(b) below or Section 6 hereof, the holders of Series A Preferred, Series B Preferred and Common Stock shall each be entitled to notice of any stockholders’ meeting and shall vote together as a single class upon any matter submitted to the stockholders for a vote as follows: (i) the holders of the Series A Preferred and the holders of the Series B Preferred shall each have one (1) vote for each full share of Common Stock into which their respective shares of Series A Preferred or Series B Preferred are convertible on the record date for the vote and (ii) the holders of Common Stock shall each have one (1) vote per share of Common Stock.

(b)                Notwithstanding Section 3(a) above, (i) the holders of the Series A Preferred voting as a separate class in the manner provided in Section 3(a)(i) above, shall be entitled to elect one (1) member of the corporation’s Board of Directors at each meeting or pursuant to each consent of the corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director, (ii) the holders of the Series B Preferred voting as a separate class in the manner provided in Section 3(a)(i) above, shall be entitled to elect one (1) member of the corporation’s Board of Directors at each meeting or pursuant to each consent of the corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and (iii) except as provided in this Section 3(b), the holders of Common Stock, Series A Preferred and Series B Preferred, voting together as a class, shall be entitled to elect all remaining members the Board of Directors.

4.                Redemption.

(a)                Mandatory Redemption of Series A Preferred and Series B Preferred.  Subject to the terms and conditions of this Section 4, to the extent that any outstanding shares of the Series A Preferred or Series B Preferred have not previously been redeemed or converted into Common Stock, in the event that the corporation shall receive a written request for the redemption of all the Series A Preferred or the Series B Preferred under this Section 4(a) by the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred or the holders of not less than fifty percent (50%) of the then outstanding shares of Series B Preferred (as applicable) (the “Election”) at least thirty (30) days prior to the applicable Redemption Date (as defined below), the corporation shall redeem on the date which is the fifth, sixth and seventh anniversary date of the Original Issue Date (as defined below) (each a “Redemption Date”), a number of shares of Series A Preferred or Series B Preferred equal to one-third of the remaining outstanding shares of Series A Preferred or Series B Preferred, as the case may be, that are outstanding on each of those Redemption Date (except as provided below). Such shares are to be redeemed from any source of funds legally available therefor at the redemption price therefor described in this subsection. The redemption price for each share of Series A Preferred shall be the sum of (i) $2.91 per share of Series A Preferred (as originally issued and appropriately adjusted for stock splits and the like with regard to such shares) plus (ii) all declared but unpaid dividends thereon, if any,. through the applicable Redemption Date. The redemption price for each share of Series B Preferred shall be the sum of (i) $3.00 per share of Series B Preferred (as originally issued and appropriately adjusted for stock splits and the like with regard to such shares) plus (ii) all declared but unpaid dividends thereon, if any, through the applicable Redemption Date. If upon any Redemption Date scheduled under this subsection for the redemption of Series A Preferred or the Series B Preferred, the funds and assets of the corporation legally available to redeem such stock shall be insufficient to redeem all shares of Series A Preferred or Series B Preferred then scheduled to be redeemed, then any such unredeemed shares shall be carried forward and shall be redeemed as soon as the corporation is legally able to complete such redemption to the full extent of legally available funds of the corporation at such time, and any such unredeemed shares shall continue to be so carried forward until redeemed. Shares of Series A Preferred or Series B Preferred which are subject to redemption but which have not been redeemed due to insufficient legally available funds and assets of the corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series A Preferred or the Series B Preferred until such shares have been converted or redeemed.

(b)                Partial Redemption.  No redemption shall be made under this Section 4 of only a part of the then outstanding Series A Preferred or Series B Preferred, as the case may be, unless the corporation shall effect such redemption pro rata among all holders of the then outstanding Series A Preferred or Series B Preferred based upon the aggregate redemption price of all shares of Series A Preferred or Series B Preferred held by each holder thereof on the applicable Redemption Date.

(c)                Redemption Notice.  At least twenty (20) days prior to any Redemption Date and after receipt by the corporation of the notice from the holders as provided for in Section 4(a), written notice shall be mailed by the corporation, postage prepaid, to each holder of record (at the close of business on the business day preceding the day which notice is given) of the Series A Preferred or the Series B Preferred to be redeemed, at the address last shown on the records of the corporation for such holder or given by the holder to the corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the corporation is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Date, the applicable redemption price, the number of such holder’s shares of Series A Preferred or Series B Preferred to be redeemed and the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Redemption Notice”).

(d)                Surrender of Certificates.  On or before each designated Redemption Date, each holder of Series A Preferred or Series B Preferred to be redeemed shall (unless such holder has previously exercised his or her right to convert such shares of Series A Preferred or Series B Preferred into Common Stock as provided in Section 5 below), surrender the certificate(s) representing such shares of Series A preferred or Series B Preferred to be redeemed to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the corporation shall promptly issue a new certificate representing the unredeemed shares.

(e)                Effect of Redemption.  From and after the Redemption Date, unless there shall have been a default in payment of the redemption price, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred or Series B Preferred so called for redemption shall not have been surrendered, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except only the right of the holders to receive the applicable redemption price without interest upon surrender of their certificate(s) therefor.

(f)                Deposit of Redemption Price.  On or prior to a Redemption Date, the corporation may, at its option, deposit with a bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate applicable redemption price for all shares of Series A Preferred or Series B Preferred to be redeemed on such Redemption Date but not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the applicable redemption price to the holders of all shares of Series A Preferred or Series B Preferred called for redemption on that Redemption Date upon the surrender of their share certificate duly endorsed for transfer in accordance with the standard practice of such bank or trust company.  From and after the date of such deposit, the shares so called for redemption shall be redeemed on the Redemption Date. The deposit shall constitute full payment for the shares to their holders, and on the Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates. Any funds so deposited and unclaimed at the end of one (1)

year after such Redemption Date shall be released or repaid to the corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the redemption price only from the corporation.

5.                Conversion.  The holders of the Series A Preferred and Series B Preferred shall have conversion rights as follows:

(a)                Right to Convert.  Each holder of Series A Preferred and Series B Preferred may, at any time, convert any or all of such shares of Series A Preferred or Series B Preferred into fully-paid and nonassessable shares of Common Stock at the applicable conversion price for each such series (the “Conversion Price”). Each share of Series A Preferred shall be convertible into the number of shares of Common Stock that results from dividing $2.91 by the Conversion Price in effect at the time of conversion. The Conversion Price of the Series A Preferred shall initially be $2.91 per share of Common Stock. Each share of Series B Preferred shall be convertible into the number of shares of Common Stock that results from dividing $3.00 by the Conversion Price in effect at the time of conversion. The Conversion Price of the Series B Preferred shall initially be $3.00 per share of Common Stock. Such initial Conversion Price of the Series A Preferred and the Series B Preferred shall be subject to adjustment from time to time in certain instances as set forth in Section 5(d).

(b)                Automatic Conversion.  Each share of Series A Preferred and Series B Preferred shall automatically be converted into Common Stock of the corporation at the then effective Conversion Price (i) in the case of the Series A Preferred, in the event that the holders of at least a majority of the outstanding Series A Preferred consent to such conversion, (ii) in the case of the Series B Preferred, in the event that the holders of at least a majority of the outstanding Series B Preferred consent to such conversion or (ii) upon the closing of an underwritten public offering pursuant to an effective registration statement pursuant to which Common Stock is sold to the public by the corporation in a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), at a per share public offering price of not less than $9.00 (appropriately adjusted for stock dividends, stock splits and the like) and with aggregate offering proceeds to the corporation of at least $10,000,000 (a “Qualified IPO”).

(c)                Mechanics of Conversion.  Before any holder of Series A Preferred or Series B Preferred shall be entitled to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, to the office of the corporation or any transfer agent for such Series A Preferred or Series B Preferred and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that in the event of an automatic conversion pursuant to Section 5(b) hereof, the outstanding shares of Series A Preferred and Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent; and provided further that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Preferred or Series B Preferred are either delivered to the corporation or its transfer agent as provided above, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred or Series B Preferred, or to the nominee or nominees of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if less than all of the shares of Series A Preferred or Series B Preferred represented by such certificate are converted, a certificate representing the shares of Series A Preferred or the Series B Preferred not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the certificate for the Series A Preferred or the Series B Preferred to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date and shall have no further rights as holders of Series A Preferred or Series B Preferred as of such date. If the conversion is in connection with an offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred or Series B Preferred for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred or the Series B Preferred shall not be deemed to have converted such Series A Preferred or such Series B Preferred until immediately prior to the closing of such sale of securities.

(d)                Adjustments to Conversion Price.

(i)              Special Definitions.  For purposes of this Section 5(d), the following definitions shall apply:

(1)                “Options” shall mean any rights, warrants or options to subscribe for, purchase or otherwise acquire or receive Common Stock or Convertible Securities.

(2)                “Conversion Price” shall mean the price, determined pursuant to this Section 5, at which shares of Common Stock shall be deliverable upon conversion of the Series A Preferred or the Series B Preferred.

(3)                “Convertible Securities” shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock, including the Series A Preferred or Series B Preferred (other than Options).

(4)                “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) by the corporation after the first date on which the corporation issues any shares of Series B Preferred (the “Original Issue Date”), other than shares of Common Stock issued (or, pursuant to Section 5(d)(iii), deemed to be issued) or issuable at any time:

(A)                upon conversion of the Series A Preferred or the Series B Preferred into Common Stock;

(B)                to officers, directors, or employees of, and consultants to, the corporation pursuant to plans, arrangements or agreements approved by the Board of Directors;

(C)                as a dividend or distribution on the Series A Preferred or the Series B Preferred;

(D)                in connection with an equipment financing or leasing arrangement or loan arrangement or in connection with a strategic partnering transaction approved by the Board of Directors of the corporation;

(B)                by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D) or this clause (E) or on shares of Common Stock so excluded; or

(F)                in connection with a Qualified IPO.

(ii)             No Adjustment of Conversion Price.  No adjustment in the Conversion Price of the Series A Preferred or the Series B Preferred shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

(iii)            Deemed Issue of Additional Shares of Common Stock.  In the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of me time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided the in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)                except as provided in Section 5(d)(iii)(2), no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities; and

(2)                if such Options or Convertible Securities by their terms provide, With the passage of time or otherwise, for any change in the consideration payable to the corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (other than under or by reason of provisions designed to protect against dilution), the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3)                upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration or termination, be recomputed as if:

(A)                in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

(B)                in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the actual consideration received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(4)                no readjustment pursuant to clause (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the Original Issue Date or (ii) such lower Conversion Price as would have resulted from any issuance of Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (d)(iii)) between the Original Issue Date and such readjustment date,

(iv)                Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. ln the event the corporation at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii)) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred or the Series B Preferred in effect on the date of and immediately prior to such issue, then and in each such event the Conversion Price of the

Series A Preferred or the Series B Preferred, as applicable, shall be reduced to a price (calculated to the nearest tenth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and me denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purposes of this Section 5(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding Series A Preferred and Series B Preferred and upon exercise or conversion of all outstanding Options and Convertible Securities shall be deemed to be outstanding.

(v)                Determination of Consideration. For purposes of this Section 5(d), the consideration received by the corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1)             Cash and Property.  Such consideration shall:

(A)                insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation;

(B)                insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board in the good faith exercise of its reasonable business judgment; and

(C)                in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined by the Board in the good faith exercise of its reasonable business judgment

(2)                Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(A)                the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)                the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities or the exercise of such Options for Convertible Securities.

(vi)                Other Adjustments to Conversion Price.

(1)                Stock Splits, Dividends, Distributions and Combinations.  In the event the corporation should at any tune or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, Options or Convertible Securities, then, following such record date (or the date of such dividend, distribution, split or subdivision if no record data is fixed), the Conversion Prices of the Series A Preferred and Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred and Series B Preferred shall be increased in proportion to such increase in the number of outstanding shares of Common Stock. If the number of shares of Common Stock outstanding at any time after the Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for the Series A Peferred and the Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred and Series B Preferred shall be decreased in proportion to such decrease in the number of outstanding shares of Common Stock.

(2)                Other Distributions.  In the event the corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 5(d)(vi)(2), the holders of the Series A Preferred and the Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred or Scries B Shares are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

(3)                Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than an event provided for in Section 2 or elsewhere in Section 5(d) hereof), provision shall be made so that the holders of Series A Preferred and Series B Preferred shall thereafter be entitled to receive upon conversion of shares of the Series A Preferred and Series B Preferred the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of the Common Stock deliverable upon conversion of such Scries A Preferred or Series B Preferred would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred or Series B Preferred after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Series A Preferred or Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

(e)                Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred or Series B Preferred pursuant to this Section 5, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred or Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series A Preferred or Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series A Preferred or Series B Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred or the Series B Preferred.

(f)                No Impairment  The corporation will not, without the consent of the holders of then outstanding Scries A Preferred and Series B Preferred as required under Section 6 below, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or say other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of Section 5 to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred and Series B Preferred against impairment.

(g)                No Fractional Shares.  No fractional shares shall be issued upon the conversion of shares of Series A Preferred or Series B Preferred into Common Stock and if the conversion would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of such fractional share, pay the holder a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined by the Board of Directors of the corporation).

(h)                Reservation of Stock Issuable Upon Conversion.  The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred and the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred and Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred and Series B Preferred, in addition to such other remedies as shall be available to the holder of the Series A Preferred or Series B Preferred, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of

Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

6.                Protective Provisions.

(a)                In addition to any other rights provided by law and except as otherwise provided herein, so long as any shares of Series A Preferred shall be outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred, voting as a separate class:

(i)              amend or repeal any provision of, or add any provision to, the corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred;

(ii)                authorize or issue shares of any class or series of stock having a preference senior to or on a parity with the Series A Preferred as to dividend or voting rights or liquidation preferences;

(iii)            pay or declare any dividend or other distribution with respect to Common Stock;

(iv)           effect any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with the indebtedness for borrowed money from banks and other non-affiliated financial institutions) of all or substantially all the assets of the corporation or any of its subsidiaries, or merge into or with or consolidate with any other corporation (other than a merger or consolidation with a wholly-owned subsidiary or which would result in the Voting securities of the corporation outstanding immediately prior thereto continuing to represent fifty percent (50%) or more of the voting securities of the corporation immediately thereafter); or

(v)            redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (B) the redemption of any share or shares of Series A Preferred or Series B Preferred in accordance with Section 4.

(b)                So long as any shares of Series B Preferred are outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of a majority of at least a majority of the then outstanding shares of such Series B Preferred, voting as a separate class:

(i)              amend or repeal any provision of, or add any provision to, the corporation’s Certificate of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred;

(ii)                authorize or issue shares of any class or series of stock having a preference senior to or on a parity with the Series B Preferred as to dividend or voting rights or liquidation preferences;

(iii)            pay or declare any dividend or other distribution with respect to Common Stock; or

(iv)           effect any sale, lease, assignment, transfer or other conveyance (other than the grant of a mortgage or security interest in connection with the indebtedness for borrowed money from banks and other non-affiliated financial institutions) of all or substantially all the assets of the corporation or any of its subsidiaries, or merge into or with or consolidate with any other corporation (other than a merger or consolidation with a wholly-owned subsidiary or which would result in the voting securities of the corporation outstanding immediately prior thereto continuing to represent fifty percent (50%) or more of the voting securities of the corporation immediately thereafter); or

(v)            redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (B) the redemption of any share or shares of Series A Preferred or Series B Preferred in accordance with Section 4.

7.                Notices.  Any notice required by the provisions hereunder to be given to the holders of shares of Series A Preferred or Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

ARTICLE V

The number of directors to constitute the whole board of directors shall be such number (not less than three nor more than nine) as shall be fixed from time to time by resolution of the board of directors adopted by such vote as may be required in the bylaws.  The board of directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year.  The directors of the first class shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2001, directors of the second class shall be elected to hold office for a term expiring at the next succeeding annual meeting in 2002, and directors of the third class shall be elected to hold office for a term expiring at the second succeeding annual meeting in 2003.  Commencing in 2001, at each annual meeting of stockholders, successors to the directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting of stockholders.  In case of any vacancies, by reason of an increase in the number of directors or otherwise, each additional director may be elected by a majority of the directors then in office, even though less than a quorum of the board of directors, to serve until the end of the term he is elected to fill and until his successor shall have been elected and qualified in the class to which such director is assigned and for the term or remainder of the term of such class.  Directors shall continue in office until others are chosen and qualified in their stead.  When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as may be feasible.  No decrease in the number of directors shall shorten the term of any incumbent director.

ARTICLE VI

At any time prior to the date on which the Common Stock of the corporation becomes registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any action that is required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting in accordance with Section 228 of the DGCL.  On or after the date on which the Common Stock becomes registered under the Exchange Act, all actions required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing of such stockholders.

ARTICLE VII

In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to adopt, amend, alter and repeal from time to time the bylaws of the corporation by majority vote of all directors except that any provision of the bylaws requiring, for board action, a vote of greater than a majority of the board shall not be amended, altered or repealed except by such supermajority vote.

ARTICLE VIII

The corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner provided herein or permitted by the DGCL, and all rights and powers, if any, conferred herein on stockholders, directors and officers are subject to this reserved power.

ARTICLE IX

A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended hereafter to further eliminate or limit the liability of a director of a corporation, then a director of the corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the DGCL as so amended.

The corporation may indemnity to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil or administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation.

No repeal or modification of the foregoing provisions of this Article IX nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

4.  This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this corporation in accordance with the provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

5.  This Amended and Restated Certificate of Incorporation has been duly approved, in accordance with Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock of each class of stock entitled to vote thereon as a class, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RightNow Technolgies, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the Chief Executive Officer and Secretary on this 12th day of December 2000.

RIGHTNOW TECHNOLOGIES, INC.

By:	/s/ Greg R. Gianforte
Greg R. Gianforte
Chief Executive Officer

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Secretary

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RIGHTNOW TECHNOLOGIES, INC.

The undersigned, Greg R. Gianforte and Susan J. Carstensen, hereby certify that:

1.  They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of RightNow Technologies, Inc., a Delaware corporation (the “corporation”).

2.  The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the corporation shall be amended by deleting it in its entirety and substituting the following in its entirety as follows:

“The total number of shares of capital stock the corporation is authorized to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 5,554,853 shares are designated Series A Preferred Stock (the “Series A Preferred”) and 5,070,833 shares are designated Series B Preferred Stock (the “Series B Preferred”).”

3.                This Certificate of Amendment has been duly adopted by the Board of Directors of the corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

4.                This Certificate of Amendment was approved by the holders of the requisite number of shares of the corporation in accordance with the applicable provisions of Sections 216 and Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock of each class of stock entitled to vote thereon as a class, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware,

IN WITNESS WHEREOF, RightNow Technolgies, Inc. has caused this Certificate of Amendment to be signed by the Chief Executive Officer and Secretary on this 27th day of April 2001.

RIGHTNOW TECHNOLOGIES, INC.

By:	/s/ Greg R. Gianforte
Greg R. Gianforte
Chief Executive Officer

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

RIGHTNOW TECHNOLOGIES, INC.

The undersigned, Greg R. Gianforte and Susan J. Carstensen, hereby certify that:

1.  They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of RightNow Technologies, Inc., a Delaware corporation (the “corporation”).

2.  The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation, as amended, of the corporation shall be amended by deleting it in its entirety and substituting the following in its entirety as follows:

“The total number of shares of capital stock the corporation is authorized to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 5,554,853 shares are designated Series A Preferred Stock (the “Series A Preferred”) and 5,444,167 shares are designated Series B Preferred Stock (the “Series B Preferred”).”

3.                This Certificate of Amendment has been duly adopted by the Board of Directors of the corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

4.                This Certificate of Amendment was approved by the holders of the requisite number of shares of the corporation in accordance with the applicable provisions of Sections 216 and Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock of each class of stock entitled to vote thereon as a class, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Right Now Technologies, Inc. has caused this Certificate of Amendment to be signed by the Chief Executive Officer and Secretary on this 17th day of October, 2001.

RIGHT NOW TECHNOLOGIES, INC.

By:	/s/ Greg R. Gainforte
Greg R. Gainforte
Chief Executive Office

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

RIGHTNOW TECHNOLOGIES, INC.

The undersigned, Greg R. Gianforte and Susan J. Carstensen, hereby certify that:

1.  They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of RightNow Technologies, Inc., a Delaware corporation (the “corporation”).

2.  The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation, as amended, of the corporation shall be amended by deleting it in its entirety and substituting the following in its entirety as follows:

“The total number of shares of capital stock the corporation is authorized to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 5,554,853 shares are designated Series A Preferred Stock (the “Series A Preferred”) and 5,474,167 shares are designated Series B Preferred Slock (the “Series B Preferred”).”

3.  This Certificate of Amendment has been duly adopted by the Board of Directors of the corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

4.  This Certificate of Amendment was approved by the holders of the requisite number of shares of the corporation in accordance with the applicable provisions of Sections 216 and Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock of each class of stock entitled to vote thereon as a class, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RightNow Technologies, Inc. has caused this Certificate of Amendment to be signed by the Chief Executive Officer and Secretary on this 30th day of November, 2001.

RIGHTNOW TECHNOLOGIES, INC.

By:	/s/ Greg R. Gianforte
Greg R. Gianforte
Chief Executive Officer

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Secretary

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

RIGHTNOW TECHNOLOGIES, INC.

The undersigned, Greg R. Gianforte and Susan J. Carstensen, hereby certify that:

1.  They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of RightNow Technologies, Inc., a Delaware corporation (the “corporation”).

2.  The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation, as amended, of the corporation shall be amended by deleting it in its entirety and substituting the following in its entirety as follows:

“The total number of shares of capital stock the corporation is authorized to issue is 165,000,000 shares, consisting of 150,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 15,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”), of which 5,554,853 shares are designated Series A Preferred Stock (the “Series A Preferred”) and 5,494,167 shares are designated Series B Preferred Stock (the “Series B Preferred”).”

3.  This Certificate of Amendment has been duly adopted by the Board of Directors of the corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

4.  This Certificate of Amendment was approved by the holders of the requisite number of shares of the corporation in accordance with the applicable provisions of Sections 216 and Section 242 of the General Corporation Law of the State of Delaware, by the written consent of the holders of a majority of the outstanding stock of each class of stock entitled to vote thereon as a class, and written notice of such action will be given to the holders of such shares who did not so consent, in each case in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RightNow Technologies, Inc. has caused this Certificate of Amendment to be signed by the Chief Executive Officer and Secretary on this 16th day of January, 2003.

RIGHTNOW TECHNOLOGIES, INC.

By:	/s/Greg R. Gianforte
Greg R. Gianforte
Chief Executive Office

By:	/s/ Susan J. Carstensen
Susan J. Carstensen
Secretary